UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2019

ALPINE IMMUNE SCIENCES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
201 Elliott Avenue West, Suite 230
Seattle, Washington 98119
(Address of principal executive offices, including zip code)
(206) 788-4545
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALPN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.
On Thursday, June 13, 2019, Alpine Immune Sciences, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) at 1:30 p.m., Pacific Time as a web-hosted, virtual meeting. As of the close of business on April 17, 2019, the record date for the 2019 Annual Meeting, there were 18,571,029 shares of common stock entitled to vote at the meeting. 14,215,552 shares of common stock were present in person or by proxy at the meeting (76.5%), which constituted a quorum for the transaction of business. At the 2019 Annual Meeting, the stockholders voted on the following three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 24, 2019 (the “Proxy Statement”). The matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter were as follows:
Proposal 1. Election of Directors
The stockholders voted on a proposal to elect two Class I directors to the Company’s board of directors (the “Board”), each to serve a three-year term. The results of the voting were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter Thompson, M.D.	11,204,143	1,532,289	1,479,120
Paul Sekhri	10,979,718	1,756,714	1,479,120
Pursuant to the foregoing votes, each of the director nominees was elected to serve on the Board. There were no additional director nominations brought to the 2019 Annual Meeting.
Proposal 2. Stockholder Approval of Issuance of Shares Upon Exercise of Warrants for Purposes of Nasdaq Listing Rule 5635(b)
The stockholders voted on a proposal to approve the issuance of shares of the Company’s common stock upon the exercise of warrants held by Decheng Capital LLC (“Decheng”) for purposes of compliance with Nasdaq Listing Rule 5635(b). As described in greater detail in the Proxy Statement, the warrants issued to Decheng by the Company in January 2019 are subject to an ownership limitation (the “Beneficial Ownership Limitation”), such that the warrants issued to Decheng are not exercisable to the extent necessary to ensure that, following any such proposed exercise by Decheng, the total number of shares of common stock then beneficially owned by Decheng and its affiliates would not exceed 19.99%. The results of the voting included 11,561,292 votes for, 22,198 votes against, 1,152,942 votes abstained and 1,479,120 broker non-votes. Pursuant to the foregoing votes, the issuance of shares of the Company’s common stock upon the exercise of warrants held by Decheng was approved and the warrants held by Decheng may be exercised without application of the Beneficial Ownership Limitation. In accordance with applicable Nasdaq rules, Decheng and its affiliates were not entitled to vote the shares of the Company’s common stock issued to Decheng by the Company in January 2019, including shares of the Company’s common stock issued or issuable upon exercise of warrants held by Decheng, on this proposal.
Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders voted on a proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The results of the voting included 12,971,498 votes for, 20,975 votes against, 1,223,079 votes abstained and zero broker non-votes. The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019 was ratified.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2019	ALPINE IMMUNE SCIENCES, INC.

	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer